Exhibit 99.2

Orion
Office REIT

Supplemental Information Package

CIGNA

2023

Fourth Quarter
and Full Year

Q4 2023 SUPPLEMENTAL INFORMATION

Orion Supplemental Information
December 31, 2023

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Q4 2023 SUPPLEMENTAL INFORMATION

About the Data

This data and other information described herein are as of and for the quarter and year ended December 31, 2023, unless otherwise indicated. Future performance may not be consistent with past performance and is subject to change and inherent risks and uncertainties. This information should be read in conjunction with the consolidated and combined financial statements and the Management's Discussion and Analysis of Financial Condition and Results of Operations sections contained in Orion Office REIT Inc.'s (the "Company," "Orion," "us," "our" and "we") Annual Report on Form 10-K for the year ended December 31, 2023 and Quarterly Reports on Form 10-Q for the periods ended September 30, 2023, June 30, 2023 and March 31, 2023.

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Q4 2023 SUPPLEMENTAL INFORMATION

Forward-Looking Statements

Information set forth herein includes “forward-looking statements” which reflect the Company's expectations and projections regarding future events and plans, future financial condition, results of operations, liquidity and business, including leasing and occupancy, acquisitions, dispositions, rent receipts, expected borrowings and financing costs and the payment of future dividends. Generally, the words "anticipates," "assumes," "believes," "continues," "could," "estimates," "expects," "goals," "intends," "may," "plans," "projects," "seeks," "should," "targets," "will," "guidance," variations of such words and similar expressions identify forward-looking statements. These forward-looking statements are based on information currently available to the Company and involve a number of known and unknown assumptions and risks, uncertainties and other factors, which may be difficult to predict and beyond the Company's control, that could cause actual events and plans or could cause the Company's business, financial condition, liquidity and results of operations to differ materially from those expressed or implied in the forward-looking statements. Further, information regarding historical rent collections should not serve as an indication of future rent collections.
The following factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements:
•the risk of rising interest rates, including that our borrowing costs may increase and we may be unable to extend or refinance our debt obligations on favorable terms and in a timely manner, or at all;
•the risk of inflation, including that our operating costs, such as insurance premiums, utilities, real estate taxes, capital expenditures and repair and maintenance costs, may rise;
•conditions associated with the global market, including an oversupply of office space, tenant credit risk and general economic conditions and geopolitical conditions;
•the extent to which changes in workplace practices and office space utilization, including remote and hybrid work arrangements, will continue and the impact that may have on demand for office space at our properties;
•our ability to acquire new properties and sell non-core assets on favorable terms and in a timely manner, or at all;
•our ability to comply with the terms of our credit agreements or to meet the debt obligations on our properties, including our ability to satisfy the conditions to extend our credit facility revolver;
•our ability to access the capital markets to raise additional equity or refinance maturing debt on favorable terms and in a timely manner, or at all;
•changes in the real estate industry and in performance of the financial markets and interest rates and our ability to effectively hedge against interest rate changes;
•the risk of tenants defaulting on their lease obligations, which is heightened due to our focus on single tenant properties;
•our ability to renew leases with existing tenants or re-let vacant space to new tenants on favorable terms and in a timely manner, or at all;
•the cost of rent concessions, tenant improvement allowances and leasing commissions;
•the potential for termination of existing leases pursuant to tenant termination rights;
•the amount, growth and relative inelasticity of our expenses;
•risks associated with the ownership and development of real property;
•risks accompanying the management of OAP/VER Venture, LLC, our unconsolidated joint venture, in which we hold a non-controlling ownership interest;
•our ability to close pending real estate transactions, which may be subject to conditions that are outside of our control;
•our ability to accurately forecast the payment of future dividends on our common stock, and the amount of such dividends;
•risks associated with acquisitions, including the risk that we may not be in a position, or have the opportunity in the future, to make suitable property acquisitions on advantageous terms and/or that such acquisitions will fail to perform as expected;
•risks associated with the fact that we have a limited operating history and our future performance is difficult to predict;
•our properties may be subject to impairment charges;
•risks resulting from losses in excess of insured limits or uninsured losses;
•risks associated with the potential volatility of our common stock; and
•the risk that we may fail to maintain our income tax qualification as a real estate investment trust.

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Q4 2023 SUPPLEMENTAL INFORMATION
Additional factors that may affect future results are contained in the Company's filings with the SEC, which are available at the SEC’s website at www.sec.gov. The Company disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of changes in underlying assumptions or factors, new information, future events or otherwise, except as required by law.

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Q4 2023 SUPPLEMENTAL INFORMATION

Company Overview (unaudited)

Orion is a real estate company incorporated in the state of Maryland on July 1, 2021, which has elected to be taxed as a real estate investment trust ("REIT") for U.S. federal income tax purposes, commencing with our initial taxable year ended December 31, 2021.
Orion is an internally managed REIT engaged in the ownership, acquisition and management of a diversified portfolio of office buildings in high-quality suburban markets across the U.S. and leased primarily on a single-tenant net lease basis to creditworthy tenants. Our portfolio is comprised of traditional office buildings, as well as governmental office, medical office, office/laboratory, office/research and office/flex properties. As of December 31, 2023, Orion owned and operated a portfolio of 75 office properties totaling approximately 8.7 million leasable square feet located within 29 states. In addition, Orion owns a 20% equity interest in one Unconsolidated Joint Venture with an affiliate of Arch Street Capital Partners, which, as of December 31, 2023, owned a portfolio consisting of six office properties totaling approximately 1.0 million leasable square feet located within six states. As of December 31, 2023, approximately 70.6% of our Annualized Base Rent was from Investment-Grade Tenants, our Occupancy Rate was 80.4%, or 87.2% adjusted for properties that are currently under agreements to be sold, and our Weighted Average Remaining Lease Term was 4.0 years.
Orion's Annualized Base Rent as of December 31, 2023 was approximately $141.3 million. The top tenants, tenant industries and geographic locations of the Company's properties are outlined in the following sections: "Tenants Comprising Over 1% of Annualized Base Rent," "Tenant Industry Diversification," and "Property Geographic Diversification," respectively.

Tenants, Trademarks and Logos
Orion is not affiliated or associated with, is not endorsed by, does not endorse, and is not sponsored by or a sponsor of the tenants or of their products or services pictured or mentioned. The names, logos and all related product and service names, design marks and slogans are the trademarks or service marks of their respective companies.
See the Definitions section for a description of the Company's non-GAAP and operating metrics.
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Q4 2023 SUPPLEMENTAL INFORMATION

Company Overview (cont.)

Senior Management	Board of Directors

Paul H. McDowell, Chief Executive Officer, President	Reginald H. Gilyard, Non-Executive Chairman, Independent Director

Gavin B. Brandon, Executive Vice President, Chief Financial Officer and Treasurer	Kathleen R. Allen, Ph.D., Independent Director

Christopher H. Day, Executive Vice President, Chief Operating Officer	Richard J. Lieb, Independent Director

Gary E. Landriau, Executive Vice President, Chief Investment Officer	Gregory J. Whyte, Independent Director

Paul C. Hughes, General Counsel and Secretary	Paul H. McDowell, Chief Executive Officer, President and Director

Revea L. Schmidt, Senior Vice President, Chief Accounting Officer
Corporate Offices and Contact Information

2398 E. Camelback Road, Suite 1060	122 E. 42nd Street, Suite 5100
Phoenix, AZ 85016	New York, NY 10168
602-698-1002
www.ONLREIT.com

Trading Symbol: ONL

Stock Exchange Listing: New York Stock Exchange

Transfer Agent

Computershare Trust Company, N.A.
462 South 4th Street, Suite 1600
Louisville, KY 40202
855-866-0787
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Q4 2023 SUPPLEMENTAL INFORMATION

Balance Sheets (unaudited, in thousands)

	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Assets
Real estate investments, at cost:
Land	$223,264	$227,203	$229,105	$236,966	$238,225
Buildings, fixtures and improvements	1,097,132	1,106,383	1,111,646	1,127,590	1,128,400
Total real estate investments, at cost	1,320,396	1,333,586	1,340,751	1,364,556	1,366,625
Less: accumulated depreciation	158,791	156,904	149,147	141,093	133,379
Total real estate investments, net	1,161,605	1,176,682	1,191,604	1,223,463	1,233,246
Accounts receivable, net	24,663	26,911	24,960	24,697	21,641
Intangible lease assets, net	126,364	144,304	161,885	182,629	202,832
Cash and cash equivalents	22,473	32,286	42,209	23,755	20,638
Real estate assets held for sale, net	—	3,818	16,251	2,502	2,502
Other assets, net	88,828	120,390	90,998	89,826	90,214
Total assets	$1,423,933	$1,504,391	$1,527,907	$1,546,872	$1,571,073

Liabilities and Equity
Mortgages payable, net	$352,856	$352,683	$352,509	$352,337	$352,167
Credit facility term loan, net	—	—	—	174,153	173,815
Credit facility revolver	116,000	175,000	175,000	—	—
Accounts payable and accrued expenses	30,479	30,570	22,326	19,957	26,161
Below-market lease liabilities, net	8,074	9,481	10,996	12,526	14,068
Distributions payable	5,578	5,578	5,670	5,666	5,664
Other liabilities, net	23,943	21,811	23,682	22,286	23,340
Total liabilities	536,930	595,123	590,183	586,925	595,215

Common stock	56	56	57	57	57
Additional paid-in capital	1,144,636	1,143,825	1,148,155	1,147,466	1,147,014
Accumulated other comprehensive (loss) income	(264)	986	3,026	4,540	6,308
Accumulated deficit	(258,805)	(237,026)	(214,929)	(193,516)	(178,910)
Total stockholders' equity	885,623	907,841	936,309	958,547	974,469
Non-controlling interest	1,380	1,427	1,415	1,400	1,389
Total equity	887,003	909,268	937,724	959,947	975,858
Total liabilities and equity	$1,423,933	$1,504,391	$1,527,907	$1,546,872	$1,571,073

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Q4 2023 SUPPLEMENTAL INFORMATION

Statements of Operations (unaudited, in thousands, except per share data)

	Year Ended	Three Months Ended
	December 31, 2023	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Revenues:
Rental	$194,241	$43,551	$48,876	$51,824	$49,990	$50,097
Fee income from unconsolidated joint venture	800	200	200	200	200	197
Total revenues	195,041	43,751	49,076	52,024	50,190	50,294
Operating expenses:
Property operating	60,783	14,446	15,506	15,487	15,344	15,746
General and administrative	18,720	5,479	4,367	4,565	4,309	4,428
Depreciation and amortization	109,111	26,055	27,013	27,877	28,166	30,493
Impairments	33,112	6,136	11,403	11,819	3,754	12,198
Transaction related	504	148	101	150	105	277
Total operating expenses	222,230	52,264	58,390	59,898	51,678	63,142
Other (expenses) income:
Interest expense, net	(29,669)	(7,928)	(7,380)	(7,222)	(7,139)	(7,553)
Gain on disposition of real estate assets	31	13	18	—	—	1,293
Loss on extinguishment of debt, net	(504)	—	—	(504)	—	—
Other income, net	911	273	437	165	36	105
Equity in loss of unconsolidated joint venture, net	(435)	(109)	(108)	(95)	(123)	(272)
Total other (expenses) income, net	(29,666)	(7,751)	(7,033)	(7,656)	(7,226)	(6,427)
Loss before taxes	(56,855)	(16,264)	(16,347)	(15,530)	(8,714)	(19,275)
Provision for income taxes	(456)	49	(160)	(185)	(160)	282
Net loss	(57,311)	(16,215)	(16,507)	(15,715)	(8,874)	(18,993)
Net (income) loss attributable to non-controlling interest	9	47	(12)	(15)	(11)	23
Net loss attributable to common stockholders	$(57,302)	$(16,168)	$(16,519)	$(15,730)	$(8,885)	$(18,970)

Weighted-average shares outstanding - basic and diluted	56,410	55,782	56,543	56,680	56,642	56,644
Basic and diluted net loss per share attributable to common stockholders	$(1.02)	$(0.29)	$(0.29)	$(0.28)	$(0.16)	$(0.33)

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Q4 2023 SUPPLEMENTAL INFORMATION

Funds From Operations (FFO), Core FFO and Funds Available for Distribution (FAD) (unaudited, in thousands, except per share data)

	Year Ended	Three Months Ended
	December 31, 2023	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Net loss attributable to common stockholders	$(57,302)	$(16,168)	$(16,519)	$(15,730)	$(8,885)	$(18,970)
Adjustments:
Depreciation and amortization of real estate assets	109,011	26,029	26,988	27,852	28,142	30,475
Gain on disposition of real estate assets	(31)	(13)	(18)	—	—	(1,293)
Impairment of real estate	33,112	6,136	11,403	11,819	3,754	12,198
Proportionate share of Unconsolidated Joint Venture adjustments for items above, as applicable	1,851	463	463	463	462	465
FFO attributable to common stockholders	$86,641	$16,447	$22,317	$24,404	$23,473	$22,875
Transaction related	504	148	101	150	105	277
Amortization of deferred financing costs	3,974	933	933	1,059	1,049	1,069
Amortization of deferred lease incentives, net	302	115	(14)	100	101	80
Equity-based compensation	2,728	826	687	689	526	603
Loss on extinguishment of debt, net	504	—	—	504	—	—
Proportionate share of Unconsolidated Joint Venture adjustments for items above, as applicable	117	30	29	29	29	29
Core FFO attributable to common stockholders	$94,770	$18,499	$24,053	$26,935	$25,283	$24,933
Amortization of above and below market leases, net	(1,196)	(361)	(346)	(274)	(215)	(260)
Straight-line rental revenue	(5,649)	679	(1,369)	(2,275)	(2,684)	2,911
Unconsolidated Joint Venture basis difference amortization	474	114	113	114	133	259
Capital expenditures and leasing costs	(21,312)	(7,443)	(8,359)	(2,172)	(3,338)	(6,112)
Other adjustments, net	387	116	66	74	131	74
Proportionate share of Unconsolidated Joint Venture adjustments for the items above, as applicable	(157)	(36)	(40)	(41)	(40)	(54)
FAD attributable to common stockholders	$67,317	$11,568	$14,118	$22,361	$19,270	$21,751

Weighted-average shares outstanding - basic	56,410	55,782	56,543	56,680	56,642	56,644
Effect of weighted-average dilutive securities (1)	—	37	26	11	18	—
Weighted-average shares outstanding - diluted	56,410	55,819	56,569	56,691	56,660	56,644

FFO attributable to common stockholders per diluted share	$1.54	$0.29	$0.39	$0.43	$0.41	$0.40
Core FFO attributable to common stockholders per diluted share	$1.68	$0.33	$0.43	$0.48	$0.45	$0.44
FAD attributable to common stockholders per diluted share	$1.19	$0.21	$0.25	$0.39	$0.34	$0.38
___________________________________
(1)Dilutive securities include unvested restricted stock units net of assumed repurchases in accordance with the treasury stock method and exclude performance-based restricted stock units for which the thresholds have not been met by the end of the applicable reporting period. Such dilutive securities are not included when calculating net loss per diluted share applicable to the Company for the periods presented above, as the effect would be antidilutive.
See the Definitions section for a description of the Company's non-GAAP and operating metrics.
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Q4 2023 SUPPLEMENTAL INFORMATION

EBITDA, EBITDAre and Adjusted EBITDA (unaudited, in thousands)

	Year Ended	Three Months Ended
	December 31, 2023	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Net loss attributable to common stockholders	$(57,302)	$(16,168)	$(16,519)	$(15,730)	$(8,885)	$(18,970)
Adjustments:
Interest expense	29,669	7,928	7,380	7,222	7,139	7,553
Depreciation and amortization	109,111	26,055	27,013	27,877	28,166	30,493
Provision for income taxes	456	(49)	160	185	160	(282)
Proportionate share of Unconsolidated Joint Venture adjustments for items above, as applicable	3,443	864	864	861	854	864
EBITDA	$85,377	$18,630	$18,898	$20,415	$27,434	$19,658
Gain on disposition of real estate assets	(31)	(13)	(18)	—	—	(1,293)
Impairment of real estate	33,112	6,136	11,403	11,819	3,754	12,198
EBITDAre	$118,458	$24,753	$30,283	$32,234	$31,188	$30,563
Transaction related	504	148	101	150	105	277
Amortization of above and below market leases, net	(1,196)	(361)	(346)	(274)	(215)	(260)
Amortization of deferred lease incentives, net	302	115	(14)	100	101	80
Loss on extinguishment of debt, net	504	—	—	504	—	—
Proportionate share of Unconsolidated Joint Venture adjustments for items above, as applicable	(30)	(8)	(7)	(8)	(7)	(8)
Adjusted EBITDA	$118,542	$24,647	$30,017	$32,706	$31,172	$30,652

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
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Q4 2023 SUPPLEMENTAL INFORMATION

Capital Structure (unaudited, dollars and shares in thousands, except per share amounts)

Common equity	39.0%

Mortgages payable	43.5%

Credit facility revolver (4)	14.2%

Proportionate share of Unconsolidated Joint Venture debt	3.3%

Fixed vs. Variable Rate Debt

Fixed and Swapped to Fixed	76.7%
Variable (4)	23.3%

Orion Capitalization Table
			December 31, 2023
Common stock outstanding			55,784
Stock price			$5.72
Implied Equity Market Capitalization			$319,084

	Wtd. Avg. Maturity (Years)	Interest Rate (1)	December 31, 2023
Mortgages payable	3.1	4.97%	$355,000
Proportionate share of Unconsolidated Joint Venture debt (2)	0.9	5.19%	27,332
Total secured debt	3.0	4.99%	$382,332

Total unsecured credit facility revolver (3) (4)	2.4	8.66%	$116,000

Total Principal Outstanding	2.8	5.84%	$498,332

Total Capitalization			$817,416
Cash and cash equivalents			22,473
Proportionate share of Unconsolidated Joint Venture cash and cash equivalents			650
Enterprise Value			$794,293

Net Debt/Enterprise Value			59.8%
Net Debt/Gross Real Estate Investments			28.5%
Fixed Charge Coverage Ratio			4.36x
Liquidity (5)			$332,123
Net Debt/Adjusted EBITDA			4.01x

___________________________________
(1)Interest rate for variable rate debt represents the interest rate in effect as of December 31, 2023.
(2)The Unconsolidated Joint Venture mortgages payable mature on November 27, 2024 with two successive one-year options to extend the maturity an additional 24 months until November 27, 2026 if certain financial and operating covenants and other customary conditions are satisfied. The Unconsolidated Joint Venture mortgages payable have a variable interest rate which is determined, at the election of the borrower, on the basis of Daily Simple SOFR or a base rate, in the case of a SOFR loan, plus 1.60% per annum, and in the case of a base rate loan, plus 0.50% per annum; however, the Unconsolidated Joint Venture has entered into an interest rate swap agreement which effectively fixes the interest rate on the mortgage notes at 5.19% per annum until May 27, 2024.
(3)Under the related loan agreements, these borrowings which are secured only by a pledge of equity interests are treated as unsecured indebtedness. The Company's otherwise unencumbered properties are part of the unencumbered property pool under the related loan agreements and therefore, generally are not available to simultaneously serve as collateral under other borrowings.
(4)The credit facility revolver matures on November 12, 2024 with an option to extend the maturity an additional 18 months to May 12, 2026. This table assumes exercise of the extension option, however, we cannot provide any assurance we will be able to satisfy the extension conditions. There was $116.0 million outstanding on the credit facility revolver as of December 31, 2023 and it is a variable rate facility with the interest rate determined, at the election of the borrower, on the basis of Daily Simple SOFR, Term SOFR or a base rate, in the case of a SOFR loan, plus 3.35% per annum, and in the case of a base rate loan, plus 2.25% per annum. However, following the scheduled expiration of its swap agreements which effectively fixed the interest rate on the notional amount of $175.0 million at 3.92% per annum until November 12, 2023, the Company entered into interest rate collar agreements on a total notional amount of $60.0 million to hedge against interest rate volatility on the credit facility revolver. Under the agreements, the benchmark rate for the credit facility revolver will float between 5.50% per annum and 4.20% per annum on $25.0 million, and 5.50% per annum and 4.035% per annum on $35.0 million, effective from November 13, 2023 until May 12, 2025.
(5)Liquidity represents cash and cash equivalents of $23.1 million, including the Company's pro rata share of cash from the Unconsolidated Joint Venture, as well as $309.0 million available capacity on our $425.0 million credit facility revolver as of December 31, 2023.
See the Definitions section for a description of the Company's non-GAAP and operating metrics.
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Q4 2023 SUPPLEMENTAL INFORMATION

Debt Detail (unaudited, dollars in thousands)

Principal Payments Due	Total	2024	2025	2026	2027
Credit facility revolver (1)	$116,000	$—	$—	$116,000	$—
Mortgages payable	355,000	—	—	—	355,000
Proportionate share of Unconsolidated Joint Venture debt (3)	27,332	27,332	—	—	—
Total Principal Outstanding	$498,332	$27,332	$—	$116,000	$355,000

Debt Type	Percentage of Principal Outstanding	Interest Rate (2)	Weighted-Average Years to Maturity
Credit facility revolver (1)	23.3%	8.66%	2.4
Mortgages payable	71.2%	4.97%	3.1
Proportionate share of Unconsolidated Joint Venture debt (3)	5.5%	5.19%	0.9
Total	100.0%	5.84%	2.8

Debt Type	Percentage of Principal Outstanding	Interest Rate (2)	Weighted-Average Years to Maturity
Total unsecured debt	23.3%	8.66%	2.4
Total secured debt	76.7%	4.99%	3.0
Total	100.0%	5.84%	2.8

Total fixed-rate and swapped to fixed-rate debt (1)	76.7%	4.99%	3.0
Total variable-rate debt (1)	23.3%	8.66%	2.4
Total	100.0%	5.84%	2.8
___________________________________
(1)The credit facility revolver matures on November 12, 2024 with an option to extend the maturity an additional 18 months until May 12, 2026 if customary conditions are satisfied. This table assumes exercise of the extension option, however, we cannot provide any assurance we will be able to satisfy the extension conditions. There was $116.0 million outstanding on the credit facility revolver as of December 31, 2023 and it is a variable rate facility with the interest rate determined, at the election of the borrower, on the basis of Daily Simple SOFR, Term SOFR or a base rate, in the case of a SOFR loan, plus 3.35% per annum, and in the case of a base rate loan, plus 2.25% per annum. However, following the scheduled expiration of its swap agreements which effectively fixed the interest rate on the notional amount of $175.0 million at 3.92% per annum until November 12, 2023, the Company entered into interest rate collar agreements on a total notional amount of $60.0 million to hedge against interest rate volatility on the credit facility revolver. Under the agreements, the benchmark rate for the credit facility revolver will float between 5.50% per annum and 4.20% per annum on $25.0 million and 5.50% per annum and 4.035% per annum on $35.0 million, effective from November 13, 2023 until May 12, 2025.
(2)Interest rate for variable rate debt represents the interest rate in effect as of December 31, 2023.
(3)The Unconsolidated Joint Venture mortgages payable mature on November 27, 2024 with two successive one-year options to extend the maturity an additional 24 months until November 27, 2026 if certain financial and operating covenants and other customary conditions are satisfied. The Unconsolidated Joint Venture mortgages payable have a variable interest rate which is determined, at the election of the borrower, on the basis of Daily Simple SOFR or a base rate, in the case of a SOFR loan, plus 1.60% per annum, and in the case of a base rate loan, plus 0.50% per annum; however, the Unconsolidated Joint Venture has entered into an interest rate swap agreement which effectively fixes the interest rate on the mortgage notes at 5.19% per annum until May 27, 2024.
See the Definitions section for a description of the Company's non-GAAP and operating metrics.
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Q4 2023 SUPPLEMENTAL INFORMATION

Ratio Analysis (unaudited, dollars in thousands)

	Year Ended	Three Months Ended
	December 31, 2023	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Interest Coverage Ratio
Interest Expense, excluding non-cash amortization (1)	$27,165	$7,365	$6,818	$6,529	$6,453	$6,852
Adjusted EBITDA (2)	118,542	24,647	30,017	32,706	31,172	30,652
Interest Coverage Ratio	4.36x	3.35x	4.40x	5.01x	4.83x	4.47x

Fixed Charge Coverage Ratio
Interest Expense, excluding non-cash amortization (1)	$27,165	$7,365	$6,818	$6,529	$6,453	$6,852
Secured debt principal amortization	—	—	—	—	—	—
Total fixed charges	27,165	7,365	6,818	6,529	6,453	6,852
Adjusted EBITDA (2)	118,542	24,647	30,017	32,706	31,172	30,652
Fixed Charge Coverage Ratio	4.36x	3.35x	4.40x	5.01x	4.83x	4.47x
___________________________________
(1)Refer to the Statements of Operations section for interest expense calculated in accordance with GAAP and to the Definitions section for the required reconciliation to the most directly comparable GAAP financial measure.
(2)Refer to the Statements of Operations section for net loss calculated in accordance with GAAP and to the EBITDAre and Adjusted EBITDA section for the required reconciliation to the most directly comparable GAAP financial measure.

	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Net Debt Ratios
Net Debt (1)	$475,209	$491,140	$514,418	$532,850	$536,122
Adjusted EBITDA (2)	118,542	120,068	130,824	124,688	132,210
Net Debt to Adjusted EBITDA Ratio	4.01x	4.09x	3.93x	4.27x	4.06x

Net Debt (1)	$475,209	$491,140	$514,418	$532,850	$536,122
Gross Real Estate Investments (1)	1,668,352	1,698,387	1,716,594	1,734,559	1,743,969
Net Debt Leverage Ratio	28.5%	28.9%	30.0%	30.7%	30.7%

Unencumbered Assets/Real Estate Assets
Unencumbered Gross Real Estate Investments (1)	$1,060,660	$1,092,464	$1,112,811	$1,131,272	$1,141,035
Gross Real Estate Investments (1)	1,668,352	1,698,387	1,716,594	1,734,559	1,743,969
Unencumbered Asset Ratio	63.6%	64.3%	64.8%	65.2%	65.4%
___________________________________
(1)Refer to the Balance Sheets section for total debt and real estate investments, at cost calculated in accordance with GAAP and to the Definitions section for the required reconciliation to the most directly comparable GAAP financial measure. The Company's otherwise unencumbered properties are part of the unencumbered property pool under the related loan agreements and therefore, generally are not available to simultaneously serve as collateral under other borrowings.
(2)Adjusted EBITDA for the quarters ended September 30, 2023, June 30, 2023, and March 31, 2023 has been annualized for the purpose of this calculation.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
Orion Office REIT Inc. | WWW.ONLREIT.COM | 14

Q4 2023 SUPPLEMENTAL INFORMATION

Credit Facility Revolver Covenants (unaudited)

The following is a summary of financial covenants for the Company's credit facility revolver as defined and calculated per the terms of the facility's credit agreement. These calculations are presented to investors to show the Company's compliance with the financial covenants and are not measures of our liquidity or performance. As of December 31, 2023, the Company believes it is in compliance with these covenants based on the covenant limits and calculations in place at that time.

Credit Facility Revolver Financial Covenants	Required	December 31, 2023
Ratio of total indebtedness to total asset value	≤ 60%	38.3%
Ratio of adjusted EBITDA to fixed charges	≥ 1.5x	3.50x
Ratio of secured indebtedness to total asset value	≤ 40%	29.2%
Ratio of unsecured indebtedness to unencumbered asset value	≤ 60% (1)	13.9%
Ratio of unencumbered adjusted NOI to unsecured interest expense	≥ 2.00x	7.8x
Unencumbered asset value	≥ $600.0 million	$775.2 million
___________________________________
(1)If the ratio of unsecured indebtedness to unencumbered asset value exceeds 35% as of the end of two consecutive fiscal quarters, the Company will be required, within 90 days and subject to cure rights, to grant the administrative agent a first priority lien on all the properties included in the pool of unencumbered assets (other than properties identified for disposition by the Company so long as such properties are sold within one year of such identification).
See the Definitions section for a description of the Company's non-GAAP and operating metrics.
Orion Office REIT Inc. | WWW.ONLREIT.COM | 15

Q4 2023 SUPPLEMENTAL INFORMATION

Net Operating Income (NOI) and Cash NOI (unaudited, dollars in thousands)

	Year Ended	Three Months Ended
	December 31, 2023	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Rental revenue:
Cash rental revenue	$141,471	$33,466	$35,491	$36,410	$36,104	$37,209
Fixed reimbursements	5,956	1,436	1,737	1,399	1,384	1,406
Variable reimbursements	36,010	7,646	9,203	10,679	8,482	9,081
Straight-line rental revenue	5,649	(679)	1,369	2,275	2,684	(2,911)
Amortization of above and below market leases, net	1,196	361	346	274	215	260
Amortization of deferred lease incentives, net	(302)	(115)	14	(100)	(101)	(80)
Other rental revenue	4,261	1,436	716	887	1,222	5,132
Total rental revenue	194,241	43,551	48,876	51,824	49,990	50,097
Property operating expense	(60,783)	(14,446)	(15,506)	(15,487)	(15,344)	(15,746)
NOI	133,458	29,105	33,370	36,337	34,646	34,351
Adjustments:
Straight-line rental revenue	(5,649)	679	(1,369)	(2,275)	(2,684)	2,911
Amortization of above and below market leases, net	(1,196)	(361)	(346)	(274)	(215)	(260)
Amortization of deferred lease incentives, net	302	115	(14)	100	101	80
Other non-cash adjustments	192	49	47	48	48	51
Proportionate share of Unconsolidated Joint Venture Cash NOI	3,454	868	863	861	862	833
Cash NOI	$130,561	$30,455	$32,551	$34,797	$32,758	$37,966

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
Orion Office REIT Inc. | WWW.ONLREIT.COM | 16

Q4 2023 SUPPLEMENTAL INFORMATION

Leasing Activity (unaudited, dollars and square feet in thousands)

During the quarter and year ended December 31, 2023, we entered into new and renewal leases as summarized in the following table:

	Three Months Ended December 31, 2023
	New Leases	Renewals	Total
Rentable square feet leased	3	129	132
Weighted average rental rate change (cash basis) (1) (2)	N/A	(4.8)%	(4.8)%
Tenant leasing costs and concession commitments (3)	$133	$988	$1,121
Tenant leasing costs and concession commitments per rentable square foot	$45.00	$7.62	$8.45
Weighted average lease term (by rentable square feet) (years)	10.0	8.5	8.5
Tenant leasing costs and concession commitments per rentable square foot per year	$4.50	$0.90	$0.99

	Year Ended December 31, 2023
	New Leases	Renewals	Total
Rentable square feet leased	21	240	261
Weighted average rental rate change (cash basis) (1) (4)	(19.8)%	6.8%	5.3%
Tenant leasing costs and concession commitments (3)	$881	$2,053	$2,934
Tenant leasing costs and concession commitments per rentable square foot	$41.89	$8.54	$11.23
Weighted average lease term (by rentable square feet) (years) (5)	8.1	9.1	9.0
Tenant leasing costs and concession commitments per rentable square foot per year	$5.15	$0.94	$1.24
____________________________________
(1)Represents weighted average percentage increase or decrease in (i) the annualized monthly cash amount charged to the applicable tenants (including monthly base rent receivables and certain fixed contractually obligated reimbursements by the applicable tenants, which may include estimates) as of the commencement date of the new lease term (excluding any full or partial rent abatement period) compared to (ii) the annualized monthly cash amount charged to the applicable tenants (including the monthly base rent receivables and certain fixed contractually obligated reimbursements by the applicable tenants, which may include estimates) as of the expiration date of the prior lease term. If a space has been vacant for more than 12 months prior to the execution of a new lease, the lease will be excluded from this calculation.
(2)Excludes one new lease for approximately 3,000 square feet of space that had been vacant for more than 12 months at the time the new lease was executed.
(3)Includes commitments for tenant improvement allowances and base building allowances, leasing commissions and free rent (includes estimates of property operating expenses, where applicable).
(4)Excludes two new leases for approximately 7,000 square feet of space that had been vacant for more than 12 months at the time the new lease was executed.
(5)Weighted average lease term does not include specified periods of the stated lease term during which a tenant has the right to terminate their space without a termination fee, or "non-firm terms." The total weighted average lease term for new leases and renewals executed during the year ended December 31, 2023 would be 10.6 years if such non-firm terms were included.
See the Definitions section for a description of the Company's non-GAAP and operating metrics.
Orion Office REIT Inc. | WWW.ONLREIT.COM | 17

Q4 2023 SUPPLEMENTAL INFORMATION

Vacant Property Operating Expenses (unaudited, in thousands for the year ended December 31, 2023)

	Square Feet	Total Expenses
Fully vacant - full period	512	$3,225
Fully vacant - disposed and partial period (1)	1,648	5,870
Fully vacant subtotal (2)	2,160	$9,095
Partially vacant properties (3)	372	2,422
Total	2,532	$11,517
____________________________________
(1)Represents properties that became fully vacant and/or vacant properties that were disposed during the year ended December 31, 2023.
(2)The Company had 12 fully vacant properties as of December 31, 2023, including the six property former Walgreens campus in Deerfield, Illinois which is under agreement to be sold. All expenses are a component of property operating expenses in the consolidated statements of operations and represent expenses we do not expect to be reimbursed.
(3)The Company does not record property operating expenses at the suite level; therefore, the total expenses for the year ended December 31, 2023 for partially vacant properties are estimated by multiplying the vacant square feet of the partially vacant properties by the total annualized expenses per square foot for fully vacant properties and prorating for the year ended December 31, 2023.
See the Definitions section for a description of the Company's non-GAAP and operating metrics.
Orion Office REIT Inc. | WWW.ONLREIT.COM | 18

Q4 2023 SUPPLEMENTAL INFORMATION

Dispositions (unaudited, square feet and dollars in thousands)

The following table summarizes the Company's disposition activity during the year ended December 31, 2023.

Date Sold	Property Location	Square Feet	Gross Sale Price	Lease Term (Years)
07/06/2023	Berkeley, MO	227	$9,650	Vacant
08/10/2023	New Port Richey, FL	47	4,400	Vacant
10/23/2023	Schaumburg, IL	178	1,375	Vacant
12/11/2023	Caldwell, ID	10	2,600	Vacant
12/20/2023	Tucson, AZ	125	5,000	Vacant
12/26/2023	Uniontown, OH	262	2,400	Vacant
	Total	849	$25,425

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
Orion Office REIT Inc. | WWW.ONLREIT.COM | 19

Q4 2023 SUPPLEMENTAL INFORMATION

Diversification Statistics: Real Estate Portfolio
(unaudited, percentages based on portfolio Annualized Base Rent as of December 31, 2023, other than occupancy rate which is based on square footage as of December 31, 2023)

___________________________________________________
___________________________________________________

Geographic Diversification

Texas
17.2%
New Jersey
10.2%
New York
10.2%
Kentucky
7.3%
Colorado
5.7%
Massachusetts
5.6%
Oklahoma
4.8%
California
3.9%
Missouri
3.5%
Maryland
3.3%

___________________________________________________

___________________________________________________

Statistics (square feet in thousands)

Operating Properties	75
Unconsolidated Joint Venture Properties	6
Rentable Square Feet	8,884
Occupancy Rate	80.4%
Weighted Average Remaining Lease Term	4.0
Investment-Grade Tenants	70.6%
NN leases	68.3%
NNN leases	12.8%

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
Orion Office REIT Inc. | WWW.ONLREIT.COM | 20

Q4 2023 SUPPLEMENTAL INFORMATION

Tenants Comprising Over 1% of Annualized Base Rent (unaudited, square feet and dollars in thousands as of December 31, 2023)

Tenant	Number of Leases	Leased Square Feet	Square Feet as a % of Total Portfolio	Annualized Base Rent	Annualized Base Rent as a % of Total Portfolio	Credit Rating
General Services Administration	15	725	8.2%	$19,109	13.5%	AA+
Merrill Lynch	1	482	5.4%	12,465	8.8%	A-
Highmark Western & Northeastern NY	1	430	4.8%	8,450	6.0%	NR
RSA Security	2	328	3.7%	7,221	5.1%	BBB
Cigna/Express Scripts	3	365	4.1%	6,922	4.9%	A-
Coterra Energy	1	309	3.5%	5,762	4.1%	BBB
MDC Holdings Inc.	1	144	1.6%	4,385	3.1%	BBB-
T-Mobile	3	217	2.4%	3,971	2.8%	BBB
Charter Communications	2	264	3.0%	3,745	2.7%	BB+
Banner Life Insurance	1	116	1.4%	3,581	2.5%	A
Top Ten Tenants	30	3,380	38.1%	75,611	53.5%
Remaining Tenants:
Inform Diagnostics	1	172	1.9%	3,551	2.5%	NR
Encompass Health	1	65	0.7%	3,505	2.5%	BB-
Collins Aerospace	1	207	2.3%	3,369	2.4%	BBB+
Home Depot/HD Supply	2	153	1.8%	3,173	2.2%	A
AT&T	1	203	2.3%	2,921	2.1%	BBB
Ingram Micro	1	170	1.9%	2,898	2.1%	BB-
Linde	1	175	2.0%	2,714	1.9%	A
Maximus	2	168	1.9%	2,549	1.8%	BB+
Citigroup	1	64	0.7%	2,459	1.7%	BBB+
CVS/Aetna	1	127	1.4%	2,328	1.7%	BBB
Hasbro	1	136	1.5%	2,243	1.6%	BBB
Novus International	1	96	1.1%	2,022	1.4%	NR
Pulte Mortgage	1	95	1.1%	2,005	1.4%	BBB
NetJets	1	140	1.6%	1,990	1.4%	NR
Elementis	1	66	0.7%	1,980	1.4%	NR
FedEx	1	90	1.0%	1,744	1.2%	BBB
General Electric	1	152	1.7%	1,713	1.2%	BBB+
AGCO	1	126	1.4%	1,607	1.1%	BBB-
Intermec	1	81	0.9%	1,459	1.0%	A
Abbott Laboratories	1	131	1.5%	1,379	1.0%	AA-
Becton Dickinson	1	72	0.8%	1,370	1.0%	BBB
Total	53	6,069	68.3%	$124,590	88.1%
See the Definitions section for a description of the Company's non-GAAP and operating metrics.
Orion Office REIT Inc. | WWW.ONLREIT.COM | 21

Q4 2023 SUPPLEMENTAL INFORMATION

Tenant Industry Diversification (unaudited, square feet and dollars in thousands as of December 31, 2023)

Industry	Number of Leases (1)	Leased Square Feet	Leased Square Feet as a % of Total Portfolio	Annualized Base Rent	Annualized Base Rent as a % of Total Portfolio
Health Care Equipment & Services	12	1,109	12.5%	$21,601	15.3%
Government & Public Services	17	769	8.7%	19,657	13.9%
Financial Institutions	3	616	6.9%	15,720	11.1%
Insurance	3	600	6.7%	13,292	9.4%
Capital Goods	10	846	9.5%	12,656	9.0%
Software & Services	6	609	6.9%	12,390	8.8%
Consumer Durables & Apparel	3	375	4.2%	8,632	6.1%
Telecommunication Services	5	419	4.7%	6,892	4.9%
Materials	4	366	4.1%	5,852	4.1%
Energy	1	309	3.5%	5,762	4.1%
Top Ten Tenant Industries	64	6,018	67.7%	122,454	86.7%
Remaining Tenant Industries:
Commercial & Professional Services	10	293	3.3%	4,746	3.4%
Transportation	4	279	3.1%	4,496	3.2%
Media & Entertainment	2	264	3.0%	3,745	2.6%
Retailing	3	157	1.8%	3,247	2.3%
Food, Beverage & Tobacco	1	96	1.1%	2,022	1.4%
Utilities	1	26	0.3%	394	0.3%
Real Estate	1	4	—%	86	0.1%
Consumer Services	2	5	0.1%	54	—%
Retail/Restaurant	1	2	—%	49	—%
Total	89	7,144	80.4%	$141,293	100.0%
__________________________________
(1) The Company has certain properties that are subject to multiple leases.
See the Definitions section for a description of the Company's non-GAAP and operating metrics.
Orion Office REIT Inc. | WWW.ONLREIT.COM | 22

Q4 2023 SUPPLEMENTAL INFORMATION

Property Geographic Diversification (unaudited, square feet and dollars in thousands as of December 31, 2023)

Location	Number of Properties	Rentable Square Feet	Square Feet as a % of Total Portfolio	Annualized Base Rent	Annualized Base Rent as a % of Total Portfolio
Texas	15	1,353	15.2%	$24,313	17.2%
New Jersey	3	724	8.2%	14,445	10.2%
New York	5	781	8.8%	14,407	10.2%
Kentucky	2	458	5.2%	10,354	7.3%
Colorado	4	571	6.4%	8,103	5.7%
Massachusetts	2	378	4.3%	7,947	5.6%
Oklahoma	3	585	6.6%	6,811	4.8%
California	3	244	2.8%	5,532	3.9%
Missouri	3	303	3.4%	4,917	3.5%
Maryland	2	236	2.7%	4,646	3.3%
Top Ten States	42	5,633	63.6%	101,475	71.7%
Remaining States:
Tennessee	4	240	2.7%	4,641	3.3%
Georgia	3	284	3.2%	4,635	3.3%
Virginia	2	240	2.7%	4,523	3.2%
Ohio	3	237	2.7%	3,545	2.5%
Rhode Island	2	206	2.3%	3,040	2.2%
South Carolina	1	64	0.7%	2,459	1.8%
Wisconsin	1	155	1.7%	2,299	1.6%
Arizona	1	91	1.0%	2,282	1.6%
Illinois	8	738	8.3%	2,191	1.6%
Iowa	2	92	1.0%	1,955	1.4%
Nebraska	2	180	2.0%	1,584	1.1%
Pennsylvania	2	233	2.6%	1,316	0.9%
Oregon	1	69	0.8%	1,142	0.8%
West Virginia	1	63	0.7%	1,130	0.8%
Kansas	2	196	2.2%	1,044	0.7%
Idaho	1	35	0.4%	741	0.5%
Indiana	1	83	0.9%	570	0.4%
Minnesota	1	39	0.4%	493	0.4%
Florida	1	6	0.1%	228	0.2%
Total	81	8,884	100.0%	$141,293	100.0%

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
Orion Office REIT Inc. | WWW.ONLREIT.COM | 23

Q4 2023 SUPPLEMENTAL INFORMATION

Lease Expirations (unaudited, square feet and dollars in thousands as of December 31, 2023)

Year of Expiration	Number of Leases Expiring (1)	Leased Square Feet	Leased Square Feet as a % of Total Portfolio	Annualized Base Rent	Annualized Base Rent as a % of Total Portfolio
2024	15	1,907	21.5%	$39,432	27.9%
2025	12	919	10.3%	16,858	11.9%
2026	15	801	9.0%	18,834	13.3%
2027	14	1,004	11.3%	16,621	11.8%
2028	11	594	6.7%	10,981	7.8%
2029	4	396	4.5%	5,966	4.2%
2030	3	138	1.6%	5,153	3.7%
2031	1	11	0.1%	429	0.3%
2032	3	300	3.4%	3,808	2.7%
2033	3	358	4.0%	6,187	4.4%
Thereafter	8	716	8.0%	17,024	12.0%
Total	89	7,144	80.4%	$141,293	100.0%
__________________________________
(1) The Company has certain properties that are subject to multiple leases.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
Orion Office REIT Inc. | WWW.ONLREIT.COM | 24

Q4 2023 SUPPLEMENTAL INFORMATION

Lease Summary (unaudited, square feet and dollars in thousands as of December 31, 2023)

Rent Escalations

	Number of Leases (1)	Leased Square Feet	Leased Square Feet as a % of Total Portfolio	Annualized Base Rent	Annualized Base Rent as a % of Total Portfolio
Fixed Dollar or Percent Increase	66	6,197	69.8%	$117,214	83.0%
Flat	7	113	1.3%	1,794	1.3%
GSA CPI	14	689	7.7%	18,368	13.0%
CPI	2	145	1.6%	3,917	2.7%
Total	89	7,144	80.4%	$141,293	100.0%

Tenant Expense Obligation

	Number of Leases (1)	Leased Square Feet	Leased Square Feet as a % of Total Portfolio	Annualized Base Rent	Annualized Base Rent as a % of Total Portfolio
NN	57	5,150	58.0%	$96,461	68.3%
Modified Gross	18	967	10.8%	26,629	18.8%
NNN	11	1,019	11.5%	18,107	12.8%
Gross	3	8	0.1%	96	0.1%
Total	89	7,144	80.4%	$141,293	100.0%
__________________________________
(1) The Company has certain properties that are subject to multiple leases.
See the Definitions section for a description of the Company's non-GAAP and operating metrics.
Orion Office REIT Inc. | WWW.ONLREIT.COM | 25

Q4 2023 SUPPLEMENTAL INFORMATION

Full Portfolio (1) (unaudited, as of December 31, 2023)

Industry	Address	City	State
Food, Beverage & Tobacco	20 Missouri Research Park Drive	St. Charles	MO
Commercial & Professional Services	4335 Paredes Line Road	Brownsville	TX
Telecommunication Services	3750 Wheeler Road	Augusta	GA
Telecommunication Services	4080 27th Court SE	Salem	OR
Financial Institutions	11 Ewall Street	Mount Pleasant	SC
Health Care Equipment & Services	8455 University Place Drive	St. Louis	MO
Government & Public Services	2305 Hudson Boulevard	Brownsville	TX
Government & Public Services	257 Bosley Industrial Park	Parkersburg	WV
Government & Public Services	2805 Pine Mill Road	Paris	TX
Government & Public Services	3381 U.S. Highway 277	Eagle Pass	TX
Government & Public Services	2475 Cliff Creek Crossing Drive	Dallas	TX
Government & Public Services	3644 Avtech Parkway	Redding	CA
Government & Public Services	5100 W 36th Street	Minneapolis	MN
Government & Public Services	4551 State Route 11 (E)	Malone	NY
Government & Public Services	2600 Voyager Avenue	Sioux City	IA
Government & Public Services	135 Circle Lane	Knoxville	TN
Health Care Equipment & Services	2304 State Highway 121	Bedford	TX
Government & Public Services	3369 U.S. Highway 277	Eagle Pass	TX
Transportation	942 S. Shady Grove Road	Memphis	TN
Transportation	4151 Bridgeway Avenue	Columbus	OH
Vacant	1411 Lake Cook Road	Deerfield	IL
Vacant	1415 Lake Cook Road	Deerfield	IL
Vacant	1417 Lake Cook Road	Deerfield	IL
Vacant	1419 Lake Cook Road	Deerfield	IL
Vacant	1425 Lake Cook Road	Deerfield	IL
Vacant	1435 Lake Cook Road	Deerfield	IL
Capital Goods	601 Third Street SE	Cedar Rapids	IA
Consumer Durables & Apparel	15 LaSalle Square	Providence	RI
Materials	100 Sci Park Boulevard	East Windsor	NJ
Media & Entertainment	6005 Fair Lakes Road	East Syracuse	NY
Government & Public Services	310 Canaveral Groves Boulevard	Cocoa	FL
Government & Public Services	103 & 104 Airport Road	Grangeville	ID
Government & Public Services	2901 Alta Mesa Boulevard	Fort Worth	TX
Government & Public Services	59 Dunning Way	Plattsburgh	NY
Financial Institutions	480 Jefferson Boulevard	Warwick	RI
Capital Goods	1800 Nelson Road	Longmont	CO
Health Care Equipment & Services	1850 Norman Drive North	Waukegan	IL
Health Care Equipment & Services	1333 - 1385 East Shaw Avenue	Fresno	CA
Telecommunication Services	2270 Lakeside Boulevard	Richardson	TX
Health Care Equipment & Services	5859 Farinon Drive	San Antonio	TX
Energy	202 S. Cheyenne	Tulsa	OK
Vacant	7475 S. Joliet Street	Englewood	CO
Consumer Durables & Apparel	4340 & 4350 South Monaco Street	Denver	CO
Vacant	2250 Lakeside Boulevard	Richardson	TX
Commercial & Professional Services	3833 Greenway Drive	Lawrence	KS
Vacant	2201 Noria Road	Lawrence	KS
See the Definitions section for a description of the Company's non-GAAP and operating metrics.
Orion Office REIT Inc. | WWW.ONLREIT.COM | 26

Q4 2023 SUPPLEMENTAL INFORMATION

Industry	Address	City	State
Materials	1585 Sawdust Road	The Woodlands	TX
Consumer Durables & Apparel	7390 S. Iola Street	Englewood	CO
Vacant	41 Moores Road	Malvern	PA
Media & Entertainment	1320 N. Dr. MLK Jr. Drive	Milwaukee	WI
Telecommunication Services	695 Grassmere Park	Nashville	TN
Commercial & Professional Services	1575 Sawdust Road	The Woodlands	TX
Retailing	101 Riverview Parkway	Santee	CA
Materials	6752 Baymeadow Drive	Glen Burnie	MD
Health Care Equipment & Services	6655 North MacArthur Boulevard	Irving	TX
Capital Goods	2087 East 71st Street	Tulsa	OK
Government & Public Services	333 Scott Street	Covington	KY
Software & Services	1759 Wehrle Dr	Amherst	NY
Commercial & Professional Services	6377 Emerald Drive	Dublin	OH
Capital Goods	22640 Davis Drive	Sterling	VA
Capital Goods	1100 Atwater Drive, Lot 11A	Malvern	PA
Health Care Equipment & Services	7353 Company Drive	Indianapolis	IN
Health Care Equipment & Services	1640 Dallas Parkway	Plano	TX
Capital Goods	1705 Kellie Drive	Blair	NE
Vacant	3100 Quail Springs Parkway	Oklahoma City	OK
Software & Services	777 Research Road	Lincoln	NE
Insurance	249-257 West Genesee Street	Buffalo	NY
Insurance	3275 Bennett Creek Avenue	Urbana	MD
Health Care Equipment & Services	100 Airpark Center Drive East	Nashville	TN
Retailing	3074 Chastain Meadows Parkway NW	Kennesaw	GA
Capital Goods	4205 River Green Parkway	Duluth	GA
Vacant	8 Sylvan way	Parsippany	NJ
Software & Services	174 & 176 Middlesex Turnpike	Bedford	MA
Financial Institutions	1500-1600 Merrill Lynch Drive	Hopewell	NJ
Health Care Equipment & Services	3003 N. 3rd Street	Phoenix	AZ
Capital Goods	70 Mechanic Street	Foxboro	MA
Health Care Equipment & Services	577 Aptakisic Road	Lincolnshire	IL
Transportation	360 Westar Boulevard	Westerville	OH
Software & Services	12975 Worldgate Drive	Herndon	VA
Transportation	580 Atlas Air Way	Erlanger	KY
Utilities	700 Market Street	St. Louis	MO
__________________________________
(1)Includes the properties owned by the Company's Unconsolidated Joint Venture.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
Orion Office REIT Inc. | WWW.ONLREIT.COM | 27

Q4 2023 SUPPLEMENTAL INFORMATION

Unconsolidated Joint Venture Investment Summary (unaudited, square feet and dollars in thousands)

The following table summarizes the Company's investments in the Arch Street Unconsolidated Joint Venture as of December 31, 2023.

	Legal Ownership Percentage (1)	Tenant Industry	Pro Rata Share of Gross Real Estate Investments	Pro Rata Share of Rentable Square Feet	Pro Rata Share of Annualized Base Rent	Pro Rata Share of Principal Outstanding
Schneider Electric - Foxboro, MA	20%	Capital Goods	$8,336	50	$727	$5,090
Sysmex - Lincolnshire, IL	20%	Health Care Equipment & Services	9,239	33	812	5,448
DHL - Westerville, OH	20%	Transportation	6,676	29	439	3,972
Peraton - Herndon, VA	20%	Software & Services	9,808	33	1,155	6,000
Atlas Air - Erlanger, KY	20%	Transportation	5,330	20	323	3,162
Spire Energy - St. Louis, MO	20%	Utilities	6,159	26	394	3,660
			$45,548	191	$3,850	$27,332
__________________________________
(1)Legal ownership percentage may, at times, not equal the Company's economic interest because of various provisions in the joint venture agreement regarding capital contributions, distributions of cash flow based on capital account balances and allocations of profits and losses.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
Orion Office REIT Inc. | WWW.ONLREIT.COM | 28

Q4 2023 SUPPLEMENTAL INFORMATION

Definitions (unaudited, in thousands, except share and per share data)

Annualized Base Rent is the monthly aggregate cash amount charged to tenants under our leases (including monthly base rent receivables and certain fixed contractually obligated reimbursements by our tenants), as of the final date of the applicable period, multiplied by 12, including the Company's pro rata share of such amounts related to the Unconsolidated Joint Venture. Annualized Base Rent is not indicative of future performance.
CPI refers to a lease in which base rent is adjusted based on changes in a consumer price index.
Credit Rating of a tenant refers to the Standard & Poor's or Moody's credit rating and such rating also may reflect the rating assigned by Standard & Poor's or Moody's to the lease guarantor or the parent company as applicable.
Double Net Lease ("NN") is a lease under which the tenant agrees to pay all operating expenses associated with the property (e.g., real estate taxes, insurance, maintenance), but excludes some or all major repairs (e.g., roof, structure, parking lot, in each case, as further defined in the applicable lease).
Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate ("EBITDAre") and Adjusted EBITDA
Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts, Inc. ("Nareit"), an industry trade group, has promulgated a supplemental performance measure known as Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate. Nareit defines EBITDAre as net income or loss computed in accordance with GAAP, adjusted for interest expense, income tax expense (benefit), depreciation and amortization, impairment write-downs on real estate, gains or losses from disposition of property and our pro rata share of EBITDAre adjustments related to the Unconsolidated Joint Venture. We calculated EBITDAre in accordance with Nareit's definition described above.
In addition to EBITDAre, we use Adjusted EBITDA as a non-GAAP supplemental performance measure to evaluate the operating performance of the Company. Adjusted EBITDA, as defined by the Company, represents EBITDAre, modified to exclude non-routine items such as transaction related expenses and spin related expenses. We also exclude certain non-cash items such as impairments of intangible and right of use assets, gains or losses on derivatives, gains or losses on the extinguishment or forgiveness of debt, amortization of intangibles, above-market lease assets and deferred lease incentives, net of amortization of below-market lease liabilities and our pro rata share of Adjusted EBITDA adjustments related to the Unconsolidated Joint Venture. Management believes that excluding these costs from EBITDAre provides investors with supplemental performance information that is consistent with the performance models and analysis used by management, and provides investors a view of the performance of our portfolio over time. Therefore, EBITDAre and Adjusted EBITDA should not be considered as an alternative to net income (loss), as determined under GAAP. The Company uses Adjusted EBITDA as one measure of its operating performance when formulating corporate goals and evaluating the effectiveness of the Company's strategies. EBITDAre and Adjusted EBITDA may not be comparable to similarly titled measures of other companies.
Enterprise Value equals the sum of the Implied Equity Market Capitalization and Net Debt, in each case, as of an applicable date.
Fixed Charge Coverage Ratio is (a) Adjusted EBITDA divided by (b) the sum of (i) Interest Expense, excluding non-cash amortization and (ii) secured debt principal amortization on Adjusted Principal Outstanding. Management believes that Fixed Charge Coverage Ratio is a useful supplemental measure of our ability to satisfy fixed financing obligations.
Fixed Dollar or Percent Increase refers to a lease that requires contractual rent increases during the term of the lease agreement. A Fixed Dollar or Percent Increase lease may include a period of free rent at the beginning or end of the lease.
Flat refers to a lease that requires equal rent payments, with no contractual increases, throughout the term of the lease agreement. A Flat lease may include a period of free rent at the beginning or end of the lease.

Orion Office REIT Inc. | WWW.ONLREIT.COM | 29

Q4 2023 SUPPLEMENTAL INFORMATION

Definitions (cont.) (unaudited, in thousands, except share and per share data)

Funds Available for Distribution ("FAD")
Funds available for distribution, as defined by the Company, represents Core FFO, as defined below, modified to exclude capital expenditures and leasing costs, as well as certain non-cash items such as amortization of above market leases, net of amortization of below market lease liabilities, straight-line rental revenue, amortization of the Unconsolidated Joint Venture basis difference and our pro rata share of FAD adjustments related to the Unconsolidated Joint Venture. Management believes that adjusting these items from Core FFO provides investors with supplemental performance information that is consistent with the performance models and analysis used by management and provides useful information regarding the Company's ability to fund its dividend.
However, not all REITs calculate FAD and those that do may not calculate FAD the same way, so comparisons with other REITs may not be meaningful. FAD should not be considered as an alternative to net income (loss) or cash flow provided by (used in) operating activities as determined under GAAP.
Nareit Funds from Operations ("Nareit FFO" or "FFO") and Core Funds from Operations ("Core FFO")
Due to certain unique operating characteristics of real estate companies, as discussed below, Nareit has promulgated a supplemental performance measure known as FFO, which we believe to be an appropriate supplemental performance measure to reflect the operating performance of a REIT. FFO is not equivalent to our net income or loss as determined under GAAP.
Nareit defines FFO as net income or loss computed in accordance with GAAP adjusted for gains or losses from disposition of real estate assets, depreciation and amortization of real estate assets, impairment write-downs on real estate, and our pro rata share of FFO adjustments related to the Unconsolidated Joint Venture. We calculate FFO in accordance with Nareit's definition described above.
In addition to FFO, we use Core FFO as a non-GAAP supplemental financial performance measure to evaluate the operating performance of the Company. Core FFO, as defined by the Company, excludes from FFO items that we believe do not reflect the ongoing operating performance of our business such as transaction related expenses, spin related expenses, amortization of deferred lease incentives, amortization of deferred financing costs, equity-based compensation, amortization of premiums and discounts on debt, net and gains or losses on extinguishment of swaps and/or debt, and our pro rata share of Core FFO adjustments related to the Unconsolidated Joint Venture.
We believe that FFO and Core FFO allow for a comparison of the performance of our operations with other publicly-traded REITs, as FFO and Core FFO, or an equivalent measure, are routinely reported by publicly-traded REITs, each adjust for items that we believe do not reflect the ongoing operating performance of our business and we believe are often used by analysts and investors for comparison purposes.
For all of these reasons, we believe FFO and Core FFO, in addition to net income (loss), as determined under GAAP, are helpful supplemental performance measures and useful in understanding the various ways in which our management evaluates the performance of the Company over time. However, not all REITs calculate FFO and Core FFO the same way, so comparisons with other REITs may not be meaningful. FFO and Core FFO should not be considered as alternatives to net income (loss) and are not intended to be used as a liquidity measure indicative of cash flow available to fund our cash needs. Neither the SEC, Nareit, nor any other regulatory body has evaluated the acceptability of the exclusions used to adjust FFO in order to calculate Core FFO and its use as a non-GAAP financial performance measure.
GAAP is an abbreviation for generally accepted accounting principles in the United States.
Gross Lease is a lease under which the landlord is responsible for all expenses associated with the property (e.g., real estate taxes, insurance, maintenance and repairs).
Gross Real Estate Investments represent total gross real estate and related assets of Operating Properties and the Company's pro rata share of such amounts related to properties owned by the Unconsolidated Joint Venture, net of gross intangible lease liabilities. Gross Real Estate Investments should not be considered as an alternative to the Company's real estate investments balance as determined under GAAP or any other GAAP financial measures and should only be considered together with, and as a supplement to, the Company's financial information prepared in accordance with GAAP.

Orion Office REIT Inc. | WWW.ONLREIT.COM | 30

Q4 2023 SUPPLEMENTAL INFORMATION

Definitions (cont.) (unaudited, in thousands, except share and per share data)

The following table shows a reconciliation of Gross Real Estate Investments to the amounts presented in accordance with GAAP on the balance sheets for the periods presented (in thousands):

	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Total real estate investments, at cost - as reported	$1,320,396	$1,333,586	$1,340,751	$1,364,556	$1,366,625
Adjustments:
Gross intangible lease assets	333,658	346,643	345,416	353,341	360,690
Gross intangible lease liabilities	(31,250)	(31,250)	(31,317)	(31,317)	(31,317)
Gross assets held for sale	—	3,860	16,293	2,544	2,544
Proportionate share of Unconsolidated Joint Venture Gross Real Estate Investments	45,548	45,548	45,451	45,435	45,427
Gross Real Estate Investments	$1,668,352	$1,698,387	$1,716,594	$1,734,559	$1,743,969
GSA CPI refers to a General Services Administration ("GSA") lease that includes a contractually obligated operating cost component of rent which is adjusted annually based on changes in a consumer price index.
Implied Equity Market Capitalization equals shares of common stock outstanding as of an applicable date, multiplied by the closing sale price of the Company's stock as reported on the New York Stock Exchange on such date.
Industry is derived from the Global Industry Classification Standard ("GICS") Methodology that was developed by Morgan Stanley Capital International ("MSCI") in collaboration with S&P Dow Jones Indices to establish a global, accurate, complete and widely accepted approach to defining industries and classifying securities by industry.
Interest Coverage Ratio equals Adjusted EBITDA divided by Interest Expense, excluding non-cash amortization. Management believes that Interest Coverage Ratio is a useful supplemental measure of our ability to service our debt obligations.
Interest Expense, excluding non-cash amortization is a non-GAAP measure that represents interest expense incurred on the outstanding principal balance of our debt and the Company's pro rata share of the Unconsolidated Joint Venture's interest expense incurred on its outstanding principal balance. This measure excludes the amortization of deferred financing costs, premiums and discounts, which is included in interest expense in accordance with GAAP. Interest Expense, excluding non-cash amortization should not be considered as an alternative to the Company's interest expense as determined under GAAP or any other GAAP financial measures and should only be considered together with and as a supplement to the Company's financial information prepared in accordance with GAAP.
The following table shows a reconciliation of Interest Expense, excluding non-cash amortization to interest expense presented in accordance with GAAP on the statements of operations for the periods presented (in thousands):

	Year Ended	Three Months Ended
	December 31, 2023	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Interest expense, net - as reported	$29,669	$7,928	$7,380	$7,222	$7,139	$7,553
Adjustments:
Amortization of deferred financing costs and other non-cash charges	(3,974)	(933)	(933)	(1,059)	(1,049)	(1,068)
Proportionate share of Unconsolidated Joint Venture Interest Expense, excluding non-cash amortization	1,470	370	371	366	363	367
Interest Expense, excluding non-cash amortization	$27,165	$7,365	$6,818	$6,529	$6,453	$6,852
Investment-Grade Tenants are those with a Credit Rating of BBB- or higher from Standard & Poor’s or a Credit Rating of Baa3 or higher from Moody’s. The ratings may reflect those assigned by Standard & Poor’s or Moody’s to the lease guarantor or the parent company, as applicable.

Orion Office REIT Inc. | WWW.ONLREIT.COM | 31

Q4 2023 SUPPLEMENTAL INFORMATION

Definitions (cont.) (unaudited, in thousands, except share and per share data)

Leased Square Feet is Rentable Square Feet leased and includes such amounts related to the Unconsolidated Joint Venture.
Modified Gross Lease is a lease under which the landlord is responsible for most expenses associated with the property (e.g., real estate taxes, insurance, maintenance and repairs), but passes through some operating expenses to the tenant.
Month-to-Month refers to a lease that is outside of the contractual lease expiration, but the tenant has not vacated and continues to pay rent which may also include holdover rent if applicable.
Net Debt, Principal Outstanding and Adjusted Principal Outstanding
Principal Outstanding is a non-GAAP measure that represents the Company's outstanding principal debt balance, excluding certain GAAP adjustments, such as premiums and discounts, financing and issuance costs, and related accumulated amortization. Adjusted Principal Outstanding includes the Company's pro rata share of the Unconsolidated Joint Venture's outstanding principal debt balance. We believe that the presentation of Principal Outstanding and Adjusted Principal Outstanding, which show our contractual debt obligations, provides useful information to investors to assess our overall financial flexibility, capital structure and leverage. Principal Outstanding and Adjusted Principal Outstanding should not be considered as alternatives to the Company's consolidated debt balance as determined under GAAP or any other GAAP financial measures and should only be considered together with, and as a supplement to, the Company's financial information prepared in accordance with GAAP.
Net Debt is a non-GAAP measure used to show the Company's Adjusted Principal Outstanding, less all cash and cash equivalents and the Company's pro rata share of the Unconsolidated Joint Venture's cash and cash equivalents, and less cash deposited with the credit facility lenders that was, in accordance with the terms of the credit facility revolver, used to prepay borrowings upon expiration or termination of the Company’s interest rate swap agreements. We believe that the presentation of Net Debt provides useful information to investors because our management reviews Net Debt as part of its management of our overall liquidity, financial flexibility, capital structure and leverage.
The following table shows a reconciliation of Net Debt, Principal Outstanding and Adjusted Principal Outstanding to the amounts presented in accordance with GAAP on the balance sheets for the periods presented (in thousands):

	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Mortgages payable, net	$352,856	$352,683	$352,509	$352,337	$352,167
Credit facility term loan, net	—	—	—	174,153	173,815
Credit facility revolver	116,000	175,000	175,000	—	—
Total debt - as reported	468,856	527,683	527,509	526,490	525,982
Deferred financing costs, net	2,144	2,317	2,491	3,510	4,018
Principal Outstanding	471,000	530,000	530,000	530,000	530,000
Proportionate share of Unconsolidated Joint Venture Principal Outstanding	27,332	27,332	27,332	27,332	27,332
Adjusted Principal Outstanding	$498,332	$557,332	$557,332	$557,332	$557,332
Cash and cash equivalents	(22,473)	(32,286)	(42,209)	(23,755)	(20,638)
Restricted cash deposited with credit facility lenders	—	(33,198)	—	—	—
Proportionate share of Unconsolidated Joint Venture cash and cash equivalents	(650)	(708)	(705)	(727)	(572)
Net Debt	$475,209	$491,140	$514,418	$532,850	$536,122
Net Debt Leverage Ratio equals Net Debt divided by Gross Real Estate Investments.

Orion Office REIT Inc. | WWW.ONLREIT.COM | 32

Q4 2023 SUPPLEMENTAL INFORMATION

Definitions (cont.) (unaudited, in thousands, except share and per share data)

Net Operating Income ("NOI") and Cash NOI
NOI is a non-GAAP performance measure used to evaluate the operating performance of a real estate company. NOI represents total revenues less property operating expenses and excludes fee revenue earned for services to the Unconsolidated Joint Venture, impairment, depreciation and amortization, general and administrative expenses, transaction related expenses and spin related expenses. Cash NOI excludes the impact of certain GAAP adjustments included in rental revenue, such as straight-line rental revenue, amortization of above-market intangible lease assets and below-market lease intangible liabilities, and amortization of deferred lease incentives. Cash NOI includes the pro rata share of such amounts from properties owned by the Unconsolidated Joint Venture. It is management's view that NOI and Cash NOI provide investors relevant and useful information because it reflects only income and operating expense items that are incurred at the property level and presents them on an unleveraged basis. NOI and Cash NOI should not be considered as an alternative to operating income in accordance with GAAP. Further, NOI and Cash NOI may not be comparable to similarly titled measures of other companies.
The following table shows the calculation of NOI and Cash NOI for the periods presented (in thousands):

	Year Ended	Three Months Ended
	December 31, 2023	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Total revenues	$195,041	$43,751	$49,076	$52,024	$50,190	$50,294
Less: total operating expenses	(222,230)	(52,264)	(58,390)	(59,898)	(51,678)	(63,142)
Fee income from unconsolidated joint venture	(800)	(200)	(200)	(200)	(200)	(197)
Transaction related	504	148	101	150	105	277
General and administrative	18,720	5,479	4,367	4,565	4,309	4,428
Depreciation and amortization	109,111	26,055	27,013	27,877	28,166	30,493
Impairment of real estate	33,112	6,136	11,403	11,819	3,754	12,198
NOI	133,458	29,105	33,370	36,337	34,646	34,351
Straight-line rental revenue	(5,649)	679	(1,369)	(2,275)	(2,684)	2,911
Amortization of above and below market leases, net	(1,196)	(361)	(346)	(274)	(215)	(260)
Amortization of deferred lease incentives, net	302	115	(14)	100	101	80
Other non-cash adjustments	192	49	47	48	48	51
Proportionate share of Unconsolidated Joint Venture Cash NOI	3,454	868	863	861	862	833
Cash NOI	$130,561	$30,455	$32,551	$34,797	$32,758	$37,966
Occupancy Rate equals the sum of Leased Square Feet divided by Rentable Square Feet and includes the Company's pro rata share of such amounts related to the Unconsolidated Joint Venture, in each case, as of an applicable date.
Operating Properties refers to all properties owned and consolidated by the Company as of the applicable date.
Property Operating Expense includes reimbursable and non-reimbursable costs to operate a property, including real estate taxes, utilities, insurance, repairs, maintenance, legal, property management fees, etc.
Rentable Square Feet is leasable square feet of Operating Properties and the Company's pro rata share of leasable square feet of properties owned by the Unconsolidated Joint Venture.
Triple Net Lease ("NNN") is a lease under which the tenant agrees to pay all expenses associated with the property (e.g., real estate taxes, insurance, maintenance and repairs in accordance with the lease terms).
Unconsolidated Joint Venture means the Company's investment in the unconsolidated joint venture with an affiliate of Arch Street Capital Partners, LLC.
Unencumbered Asset Ratio equals Unencumbered Gross Real Estate Investments divided by Gross Real Estate Investments. Management believes that Unencumbered Asset Ratio is a useful supplemental measure of our overall liquidity and leverage.

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Q4 2023 SUPPLEMENTAL INFORMATION

Definitions (cont.) (unaudited, in thousands, except share and per share data)

Unencumbered Gross Real Estate Investments equals Gross Real Estate Investments, excluding Gross Real Estate Investments related to properties serving as collateral for the Company's CMBS Loan and the Company's pro rata share of properties owned by the Unconsolidated Joint Venture that are pledged as collateral under mortgage debt. Unencumbered Gross Real Estate Investments includes otherwise unencumbered properties which are part of the unencumbered property pool under our credit facility and therefore generally are not available to simultaneously serve as collateral under other borrowings.
Weighted Average Remaining Lease Term is the number of years remaining on each respective lease as of the applicable date, weighted based on Annualized Base Rent and includes the years remaining on each of the respective leases of the Unconsolidated Joint Venture, weighted based on the Company's pro rata share of Annualized Base Rent related to the Unconsolidated Joint Venture.

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